UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2016

IMATION CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128

(Address of principal executive offices, including zip code)

651-704-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On May 6, 2016, PricewaterhouseCoopers LLP (“PwC”) declined to stand for re-election as the independent registered public accounting firm for Imation Corp. (the “Company”). Such declination became effective on May 10, 2016 upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. The Audit Committee of the Board of Directors of the Company is conducting a competitive process to select, and form a long-term relationship with, a new independent registered public accounting firm and reduce the Company’s audit and audit-related costs.

The reports of PwC on the Company’s consolidated financial statements as of and for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal years ended December 31, 2015 and December 31, 2014 and through May 6, 2016, (i) there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in their reports on the Company’s financial statements for the such years and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the above disclosures and has requested that PwC furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated May 12, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the U.S. Securities and Exchange Commission, dated May 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMATION CORP.

By:	/s/ Danny Zheng
Name: Danny Zheng
Title: Chief Financial Officer

Dated: May 12, 2016

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the U.S. Securities and Exchange Commission, dated May 12, 2016.